UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2019

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On January 28, 2019 (the “Agreement Date”), Voyager Therapeutics, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Neurocrine Biosciences, Inc. (“Neurocrine”) for the research, development and commercialization of adeno-associated virus (“AAV”)-based gene therapy products.

Collaboration and Licenses. Under the Collaboration Agreement, upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such date, the “Effective Date” and such clearance, “Antitrust Clearance”), the Company and Neurocrine have agreed to collaborate on the conduct of four collaboration programs (the “Programs”): the Company’s VY-AADC program, intended to advance the Company’s VY-AADC product candidate for the treatment of Parkinson’s disease, which is currently in an ongoing Phase 2 trial (the “AADC Program”); the Company’s program intended to generate gene therapy product candidates for the treatment of Friedreich’s ataxia, including the Company’s VY-FXN01 product candidate (the “FA Program” and, collectively with the AADC Program, the “Existing Programs”); and two programs to be determined by the Company and Neurocrine at a later date, as described below (each a “Discovery Program” and, collectively, the “Discovery Programs”).

Under the terms of the Collaboration Agreement, subject to the rights retained by the Company thereunder, the Company has agreed to collaborate with Neurocrine on, and to grant, as of the Effective Date, exclusive, royalty-bearing, non-transferable, sublicensable licenses to certain of the Company’s intellectual property rights, for all human and veterinary diagnostic, prophylactic, and therapeutic uses, for the research, development, and commercialization of gene therapy products (the “Collaboration Products”) under (i) the AADC Program, on a worldwide basis; (ii) the FA program, in the United States and, upon expiration of Sanofi Genzyme’s option to the FA Program pursuant to its ongoing collaboration with the Company (the “Sanofi Genzyme Collaboration”) without exercise of such option, all countries in the world in which the Collaboration Agreement remained in effect with respect to the FA Program; and (iii) each Discovery Program, on a worldwide basis.

Pursuant to development plans agreed to by the Company and Neurocrine, and as overseen by a joint steering committee (“JSC”), the Company has operational responsibility, subject to certain exceptions, for the conduct of each Program (prior to the Transition Event (as defined below) for each Program) and is required to use commercially reasonable efforts to develop the Collaboration Products.  Neurocrine has agreed to be responsible for all costs incurred by the Company in conducting these activities for each Program, in accordance with an agreed budget.  If the Company breaches its development responsibilities or in certain circumstances upon a change in control of the Company, Neurocrine has the right but not the obligation to assume the activities under such Program.

Upon the occurrence of a specified event for each Program (a “Transition Event”), Neurocrine has agreed to assume responsibility for development, manufacturing and commercialization activities for such Program from the Company and to pay milestones and royalties on future net sales as described further below.  For each Existing Program, the Company has the option (a “Co-Co Option”) to co-develop and co-commercialize such Program upon the occurrence of a specified event (a “Co-Co Trigger Event”).  Should the Company elect to exercise its Co-Co Option, the Company and Neurocrine agree to enter into a cost- and profit-sharing arrangement (a “Co-Co Agreement”) whereby the Company and Neurocrine agree to jointly develop and commercialize Collaboration Products for such Program (“Co-Co Products”) and share in its costs, profits and losses, and the Company agrees to forfeit certain milestones and royalties on net sales in the United States during the effective period of the applicable Co-Co Agreement. The Transition Events are (i) with respect to the AADC Program, the Company’s receipt of topline data for the ongoing Phase 2 clinical trial for VY-AADC; (ii) with respect to the FA Program, the Company’s receipt of topline data for the initial Phase 1 clinical trial for an FA Program product candidate; and (iii) with respect to each Discovery Program, the preparation by the Company and the approval by Neurocrine of an investigational new drug application to be filed with the U.S. Food and Drug Administration (“FDA”) by Neurocrine for the first development candidate in such Discovery Program.  The Co-Co Trigger Events are (i) with respect to the AADC Program, the Company’s receipt of topline data for the ongoing Phase 2 clinical trial for VY-

AADC and (ii) with respect to the FA Program, the achievement of milestones or metrics specified in the applicable development plan, as determined by the JSC.

Subject to exceptions specified in the Collaboration Agreement, profits and losses under the Company’s Co-Co Option are agreed to be allocated (i) 50% to Neurocrine and 50% to the Company for a Collaboration Product from the AADC Program and (ii) 60% to Neurocrine and 40% to the Company for a Collaboration Product from the FA Program; provided, however, that Neurocrine may elect, within a specified period following the acceptance for filing of a biologics license application from the FDA, to pay a $35 million rate-shifting fee to the Company to change the allocation for the AADC Program to 55% to Neurocrine and 45% to the Company. The parties have agreed that each Co-Co Agreement will provide the Company the right to terminate for any reason upon prior written notice to Neurocrine and Neurocrine the right to terminate in certain circumstances upon a change of control of the Company.

Governance.  The Company’s research and development activities under the Collaboration Agreement are to be conducted pursuant to plans agreed to by the parties, on a Program-by-Program basis, and overseen by the JSC, which is composed of an equal number of representatives from each of the Company and Neurocrine.  The JSC may delegate matters within its authority to subcommittees of the JSC. In addition, the Collaboration Agreement establishes working groups to handle specified matters on a subject matter-by-subject matter basis.  If a working group or subcommittee cannot agree on a matter within its purview within a specified time, such matter is to be referred sequentially to the JSC and then the executive officers of the parties.  If the executive officers are not able to resolve the matter, then (i) with respect to each Existing Program, subject to specified exceptions, (x) Neurocrine has the right to resolve such matter prior to the Company’s exercise of its Co-Co Option with regard to such Co-Co Product or if such Co-Co Option expires or goes unexercised and (y) following the timely exercise by the Company of its Co-Co Option, depending on the subject of such matter, either Neurocrine, in certain instances, or the parties jointly or the JSC, in other instances, would have the right to resolve such matter, and (ii) with respect to Discovery Programs, subject to specified exceptions, Neurocrine has the right to resolve such matter.

Candidate Selection. The Company and Neurocrine have committed, following the Effective Date, to agree on a list of up to eight target genes (“Targets”), from which Neurocrine has the right to nominate Targets for the two Discovery Programs. Each Target for the Discovery Programs must be approved by a consensus of the JSC or the executive officers.

Manufacturing. Prior to the Transition Event for a Program, the Company is responsible for the manufacture of any Collaboration Products for the Program. Following the Transition Event, the Company and Neurocrine shall negotiate the manufacturing and supply responsibilities, subject to the terms of any applicable Co-Co Agreement.

Financial Terms. Under the terms of the Collaboration Agreement, Neurocrine has agreed to pay the Company an upfront payment of $115 million (the “Upfront Payment”) within five business days after the Effective Date. The Collaboration Agreement provides for aggregate development milestone payments from Neurocrine to the Company for Collaboration Products under (i) the AADC Program of up to $170 million; (ii) the FA Program of up to $195 million, and (iii) each of the two Discovery Programs of up to $130 million per Discovery Program. The Company may be entitled to receive aggregate commercial milestone payments for each Collaboration Product of up to $275 million, subject to an aggregate cap on commercial milestones across all Programs of $1.1 billion.

Neurocrine has also agreed to pay the Company royalties, based on future net sales of the Collaboration Products.  Such royalty percentages, for net sales in and outside the United States, range from (i) for the AADC Program, the mid-teens to thirty and the low-teens to twenty, respectively; (ii) for the FA Program, low-teens to high-teens and high-single digits to mid-teens, respectively; and (iii) for each Discovery Program, high-single digits to mid-teens and mid-single digits to low-teens, respectively.  On a country-by-country and Program-by-Program basis, royalty payments would commence on the first commercial sale of a Collaboration Product and terminate on the later of (a) the expiration of the last patent covering the Collaboration Product or its method of use in such country, (b) 10 years from the first commercial sale of the Collaboration Product in such country and (c) the expiration of regulatory exclusivity in such country (the “Royalty Term”). Royalty payments may be reduced by up to 50% in specified circumstances, including expiration of patents rights related to a Collaboration Product, approval of biosimilar products in a given country or required payment of licensing fees to third parties related to the development and commercialization of any Collaboration Product. Additionally, the licenses granted to Neurocrine shall automatically convert to fully paid-up, non-royalty bearing, perpetual, irrevocable, exclusive licenses on a country-by-country and Product-by-Product basis upon the expiration of the Royalty Term applicable to such Collaboration Product in such country.

The upfront cash payment of $165 million, in addition to Neurocrine funding of development costs of each Existing Program prior to the applicable Co-Co Trigger Event, provides the Company with cash and cash equivalents to meet its operating needs into early 2022.

Intellectual Property.  Under the terms of the Collaboration Agreement and subject to specified exceptions therein, each party owns the entire right, title and interest in and to all intellectual property rights made solely by its employees or agents in the course of the collaboration.  The parties jointly own all rights, title and interest in and to all intellectual property rights made or invented jointly by employees or agents of both parties.

Exclusivity.  During the term of the Collaboration Agreement, neither party nor any of its respective affiliates is permitted to directly or indirectly exploit any AAV-based gene therapy products directed to a Target to which a Collaboration Product is directed, subject to specified exceptions, including the parties’ conduct of basic research and the Company’s activities under the Sanofi Genzyme Collaboration.

Termination.  Unless earlier terminated, the Collaboration Agreement expires on the later of (i) the expiration of the last to expire Royalty Term with respect to a Collaboration Product in all countries in the relevant territory or (ii) the expiration or termination of all Co-Co Agreements. Neurocrine may terminate the Collaboration Agreement in its entirety or on a Program-by-Program or country-by-country basis by providing at least (x) 180-day advance notice if such notice is provided prior to the first commercial sale of the Collaboration Product to which the termination applies or (y) one-year advance notice if such notice is provided after the first commercial sale of the Collaboration Product to which the termination applies. The Company may terminate the Collaboration Agreement, subject to specified conditions, if (i) Neurocrine fails to make the equity purchase described in greater detail below or (ii) Neurocrine challenges the validity or enforceability of certain Company intellectual property rights.  Subject to a cure period, either party may terminate the Collaboration Agreement in the event of a material breach in whole or in part, subject to specified conditions. Either party may also terminate the Collaboration Agreement if specified regulatory agencies seek to enjoin the transaction or if the parties are unable to obtain Antitrust Clearance within 180 days of the applicable antitrust filings.

Upon termination in certain cases, Neurocrine has agreed to grant to the Company licenses to certain Neurocrine intellectual property, subject to a negotiation between the parties to establish royalty rates for use of such intellectual property. In the event of a breach by the Company with respect to a Program, if such termination were to occur after a Transition Event, then (i) if a Co-Co Agreement is in effect with respect to such Program, Neurocrine can terminate the Co-Co Agreement for such Program and the Company would no longer have co-development and co-commercialization rights with respect to the Collaboration Product and (ii) subject to any license agreements, Neurocrine would no longer have any obligations with respect to any Collaboration Products resulting from such Program.

The foregoing description of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which the Company intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (its “2018 Annual Report”).

Stock Purchase Agreement

In connection with the execution of the Collaboration Agreement, Neurocrine and the Company also entered into a stock purchase agreement on the Agreement Date (the “Stock Purchase Agreement”) for the sale and issuance of 4,179,728 shares of common stock (the “Shares”) to Neurocrine at a price of $11.9625 per share, for an aggregate purchase price of approximately $50.0 million.

The consummation of the transactions contemplated by the Stock Purchase Agreement is subject to the parties’ obtaining Antitrust Clearance, the Collaboration Agreement and Investor Agreement (as defined below) remaining in full force and effect, and the satisfaction or waiver of other customary closing conditions.  The parties have agreed to hold the closing of the purchase and sale of the Shares (the “Closing”) on the second business day after the satisfaction or waiver of such closing conditions.

The Stock Purchase Agreement may be terminated upon the mutual consent of the parties.  Either party may terminate the Stock Purchase Agreement upon written notice to the other party if certain closing conditions are unable to be met within 180 days of applicable antitrust filings.  Subject to specified exceptions, either party also may terminate the Stock Purchase Agreement prior to the Closing upon material breach of certain covenants or agreements by the other party or upon certain representations and warranties of such other party becoming untrue.

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s 2018 Annual Report.

Investor Agreement

In connection with the execution of the Collaboration Agreement, Neurocrine and the Company also entered into an investor agreement on the Agreement Date (the “Investor Agreement”) providing for standstill and lock-up restrictions and a voting agreement with respect to the Shares.

Pursuant to the terms of the Investor Agreement, Neurocrine has agreed not to, without the prior written approval of the Company and subject to specified conditions, directly or indirectly acquire shares of the Company’s outstanding common stock, seek or propose a tender or exchange offer or merger between the parties, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in the Company (the “Standstill Restrictions”).  Further, Neurocrine has also agreed not to, and to cause its affiliates not to, sell or transfer the Shares without the prior written approval of the Company, subject to specified conditions (the “Lock-Up Restrictions”).

In addition, pursuant to the terms of the Investor Agreement, Neurocrine has agreed that the Shares are subject to a voting agreement such that, subject to specified conditions and excluding specified extraordinary matters, Neurocrine has agreed to, and has agreed to cause its permitted transferees to, vote in accordance with the recommendation of the Company’s Board of Directors and has granted the Company an irrevocable proxy with respect to the foregoing (the “Voting Agreement”).

Each of the Standstill Restrictions, the Lock-Up Restrictions, and the Voting Agreement terminate upon the earliest to occur of (i) a liquidation or dissolution of the Company and (ii) the later of the third anniversary of the date of the Closing and the initial announcement or release of topline results from the Company’s anticipated second pivotal clinical trial.  The Standstill Restrictions and Voting Agreement also terminate upon the expiration or termination of the Collaboration Agreement, if earlier.  The Standstill Restrictions and Lock-Up Restrictions also terminate upon the deregistration of the Company’s common stock, if earlier.  The Lock-Up Restrictions and Voting Agreement also terminate on a change in control of the Company or the date on which Neurocrine and its affiliates beneficially own less than three percent of the common stock of the Company on an outstanding basis.

The foregoing description of the terms of the Investor Agreement is qualified in its entirety by reference to the full text of the Investor Agreement, a copy of which the Company intends to file with the SEC as an exhibit to the Company’s 2018 Annual Report.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is incorporated herein by reference. The Company expects the shares to be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction by an issuer not involving any public offering within the meaning of Section 4(a)(2) thereunder.

Cautionary Note Concerning Factors That May Affect Future Results

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “undoubtedly,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward-looking statements. For example, all statements the Company makes regarding the initiation, timing, progress and reporting of results of its preclinical programs and clinical trials and its research and development programs, its ability to advance its AAV-based gene therapies into, and successfully initiate, enroll and complete, clinical trials, the potential clinical utility of its product candidates, its ability to continue to develop its gene therapy platform, its ability to develop manufacturing capability for its products and successfully transition its manufacturing process, its ability to perform under existing collaborations with, among others, Sanofi Genzyme, AbbVie, and Neurocrine, and to add new programs to its pipeline, its ability to enter into new partnerships or collaborations, the sufficiency of its cash resources and the regulatory pathway of, and the timing or likelihood of its regulatory filings and approvals for, any of its product candidates, are forward looking. All forward-looking statements are based on estimates and assumptions by the Company’s management that, although the Company believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected.  Such risks and uncertainties include, among others, the initiation and conduct of preclinical studies and clinical trials; the availability of data from clinical trials; the expectations for regulatory communications, submissions and approvals; the continued development of the gene therapy platform; the Company’s scientific approach and general development progress; the sufficiency of the Company’s cash resources; and the availability or commercial potential of the Company’s product candidates. These statements are also subject to a number of material risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: January 29, 2019	By:	/s/ Andre Turenne
Andre Turenne
President and Chief Executive Officer